                                      WESTERN MASSACHUSETTS ELECTRIC COMPANY             Exhibit 1.1
                                      BALANCE SHEET                                     Page 1 of 2
                                      AS OF SEPTEMBER 30, 1996
                                      (THOUSANDS OF DOLLARS)


                                                                              PRO FORMA
                                                                            GIVING EFFECT
                                                              PRO FORMA      TO PROPOSED
                                                 PER BOOK   ADJUSTMENTS*     TRANSACTION

ASSETS

UTILITY  PLANT,  AT ORIGINAL COST:
   ELECTRIC                                     $1,250,137           $60 (a)  $1,250,197

   LESS: ACCUMULATED PROVISION FOR
             DEPRECIATION                          489,134            12 (b)     489,146
                                                   --------      --------        ---------
                                                   761,003            48         761,051

CONSTRUCTION WORK IN PROGRESS                       16,721                        16,721
NUCLEAR FUEL, NET                                   30,131                        30,131
                                                   --------      --------        ---------
      TOTAL NET UTILITY PLANT                      807,855            48         807,903
                                                   --------      --------        ---------

OTHER PROPERTY AND INVESTMENTS:
   NUCLEAR DECOMMISSIONING TRUST, AT MARKET         74,962                        74,962
   INVESTMENTS IN REGIONAL NUCLEAR
      GENERATING COMPANIES, AT EQUITY               15,315                        15,315
   OTHER, AT COST                                    4,245                         4,245
                                                   --------      --------        ---------
                                                    94,522             0          94,522
                                                   --------      --------        ---------

CURRENT ASSETS:
   CASH AND SPECIAL DEPOSITS                            38        33,894 (a)      34,012
                                                                     (10)(c)
                                                                      90 (d)
   RECEIVABLES, NET                                 39,553       (36,234)(a)       3,319
   RECEIVABLES FROM AFFILIATED COMPANIES               786                           786
   ACCRUED UTILITY REVENUES                         10,023                        10,023
   FUEL, MATERIAL AND SUPPLIES, AT
      AVERAGE COST                                   4,880                         4,880
   RECOVERABLE ENERGY COSTS, NET -- CURRENT          8,274
   PREPAYMENTS AND OTHER                            10,484                        10,484
                                                   --------      --------        ---------
      TOTAL CURRENT ASSETS                          74,038        (2,260)         71,778
                                                   --------      --------        ---------

DEFERRED CHARGES:
   UNAMORTIZED DEBT EXPENSE                          1,379                         1,379
   INCOME TAXES, NET                                79,608                        79,608
   RECOVERABLE ENERGY COSTS                          5,437                         5,437
   UNRECOVERED CONTRACT OBLIGATION-YAEC             13,151                        13,151
   OTHER                                            38,601                        38,601
                                                   --------      --------        ---------
      TOTAL DEFERRED CHARGES                       138,176             0         138,176
                                                   --------      --------        ---------
      TOTAL ASSETS                              $1,114,591       ($2,212)     $1,112,379


*  EXPLANATION ON EXHIBIT 1.4  PAGE 1 OF 1

                                      WESTERN MASSACHUSETTS ELECTRIC COMPANY             Exhibit 1.1
                                      BALANCE SHEET                                      Page 2 of 2
                                      AS OF SEPTEMBER 30, 1996
                                      (THOUSANDS OF DOLLARS)


                                                                              PRO FORMA
                                                                            GIVING EFFECT
                                                              PRO FORMA      TO PROPOSED
                                                 PER BOOK   ADJUSTMENTS*     TRANSACTION


CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   COMMON SHARES                                   $26,812                       $26,812
   CAPITAL SURPLUS,  PAID IN                       150,395                       150,395
   RETAINED EARNINGS                               110,329        (1,344)        108,985
                                                   --------      --------        ---------
      TOTAL COMMON STOCKHOLDER'S EQUITY            287,536        (1,344)        286,192

   PREFERRED STOCK NOT SUBJECT TO
      MANDATORY REDEMPTION                          53,500                        53,500
   PREFERRED STOCK SUBJECT TO MANDATORY
      REDEMPTION                                    21,000                        21,000

   LONG-TERM DEBT,  NET                            334,238                       334,238
                                                   --------      --------        ---------
      TOTAL CAPITALIZATION                         696,274        (1,344)        694,930

OBLIGATIONS UNDER CAPITAL LEASES                    29,108                        29,108


   NOTES PAYABLE TO AFFILIATED COMPANIES             8,000                         8,000
   LONG-TERM DEBT AND PREFERRED STOCK -
      CURRENT PORTION                               16,200                        16,200
   OBLIGATIONS UNDER CAPITAL LEASES -
     CURRENT PORTION                                 2,971                         2,971
   ACCOUNTS PAYABLE                                 14,762                        14,762
   ACCOUNTS PAYABLE TO AFFILIATED
     COMPANIES                                       9,294                         9,294
   ACCRUED TAXES                                    10,119          (868)(e)       9,251
   ACCRUED INTEREST                                  4,268                         4,268
   OTHER                                            16,363                        16,363
                                                   --------      --------        ---------
      TOTAL CURRENT LIABILITIES                     81,977          (868)         81,109

DEFERRED CREDITS:
   ACCUMULATED DEFERRED INCOME TAXES               248,202                       248,202
   ACCUMULATED DEFERRED INVESTMENT
      TAX CREDITS                                   25,200                        25,200
   DEFERRED CONTRACT OBLIGATION-YAEC                13,151                        13,151
   OTHER                                            20,679                        20,679
                                                   --------      --------        ---------
      TOTAL DEFERRED CREDITS                       307,232             0         307,232
                                                   --------      --------        ---------
      TOTAL CAPITALIZATION AND
            LIABILITIES                         $1,114,591       ($2,212)     $1,112,379



*  EXPLANATION ON EXHIBIT 1.4  PAGE 1 OF 1

                                      WESTERN MASSACHUSETTS ELECTRIC COMPANY             Exhibit 1.2
                                      INCOME STATEMENT                                   Page 1 of 1
                                      FOR 12 MONTHS ENDED SEPTEMBER 30, 1996
                                      (THOUSANDS OF DOLLARS)


                                                                              PRO FORMA
                                                                            GIVING EFFECT
                                                              PRO FORMA      TO PROPOSED
                                                 PER BOOK   ADJUSTMENTS*     TRANSACTION


OPERATING REVENUE                                 $422,461            $0        $422,461
                                                   --------      --------         ---------

OPERATING EXPENSES:
   OPERATION -
      FUEL PURCHASED AND INTERCHANGE
         POWER                                     101,202                       101,202
      OTHER                                        146,847            10 (c)     146,857
   MAINTENANCE                                      48,406                        48,406
   DEPRECIATION                                     39,219            12 (b)      39,231
   AMORTIZATION/DEFERRALS OF REGULATORY
       ASSETS, NET                                  10,633                        10,633
   FEDERAL AND STATE INCOME TAXES                   12,897          (868)(e)      12,029
   TAXES OTHER THAN INCOME TAXES                    19,658                        19,658
                                                   --------      --------         ---------
      TOTAL OPERATING EXPENSES                     378,862          (846)        378,016
                                                   --------      --------         ---------
OPERATING INCOME:                                   43,599           846          44,445
                                                   --------      --------         ---------
OTHER INCOME:
   EQUITY IN EARNINGS OF REGIONAL NUCLEAR
      GENERATING COMPANIES                           1,953                         1,953
   OTHER, NET                                          131          (175)(a)          46
                                                                      90 (d)
   INCOME TAXES - CREDIT                               364                           364
                                                   --------      --------         ---------
      OTHER INCOME, NET                              2,448           (85)          2,363
                                                   --------      --------         ---------
INCOME BEFORE INTEREST CHARGES                      46,047           761          46,808
                                                   --------      --------         ---------

INTEREST CHARGES:
   INTEREST ON LONG-TERM DEBT                       24,154                        24,154
   OTHER INTEREST                                      538         2,105 (a)       2,643
                                                   --------      --------         ---------
      TOTAL INTEREST CHARGES                        24,692         2,105          26,797
                                                   --------      --------         ---------
      NET INCOME                                   $21,355       ($1,344)        $20,011





*  EXPLANATION ON EXHIBIT 1.4  PAGE 1 OF 1


                                      WESTERN MASSACHUSETTS ELECTRIC COMPANY             Exhibit 1.3
                                      STATEMENT OF RETAINED EARNINGS                     Page 1 of 1
                                      FOR 12 MONTHS ENDED SEPTEMBER 30, 1996
                                      (THOUSANDS OF DOLLARS)

                                                                              PER BOOK
                                                                             ADJUSTED TO
                                                              PRO FORMA        REFLECT
                                                 PER BOOK   ADJUSTMENTS*      PRO FORMA

BALANCE AT BEGINNING OF PERIOD                    $114,412                      $114,412

     NET INCOME                                     21,355     (1,344)            20,011

     CASH DIVIDENDS ON PREFERRED STOCK              (5,212)                       (5,212)

     CASH DIVIDEND ON COMMON STOCK                 (20,226)                      (20,226)
                                                   --------    -------         ---------
BALANCE AT END OF PERIOD                          $110,329       ($1,344)       $108,985




                                      WESTERN MASSACHUSETTS ELECTRIC COMPANY
                                      STATEMENT OF CAPITAL STRUCTURE
                                      AS OF SEPTEMBER 30, 1996
                                      (THOUSANDS OF DOLLARS)

                                                                              PER BOOK
                                                                             ADJUSTED TO
                                                              PRO FORMA        REFLECT
                                          %      PER BOOK   ADJUSTMENTS*      PRO FORMA      %

DEBT:
   LONG-TERM DEBT,  NET                    49.0%  $348,938             0        $348,938     49.1%


PREFERRED STOCK:
   NOT SUBJECT TO REDEMPTION                        53,500                        53,500
   SUBJECT TO REDEMPTION                            22,500                        22,500
                                                  --------        -------       --------
      TOTAL PREFERRED STOCK                10.7%    76,000             0          76,000     10.7%

COMMON EQUITY:
   COMMON SHARES                                    26,812                        26,812
   CAPITAL SURPLUS,  PAID IN                       150,395                       150,395
   RETAINED EARNINGS                               110,329        (1,344)        108,985
                                                  --------        -------       --------
    TOTAL COMMON STOCKHOLDER'S EQUITY      40.3%   287,536        (1,344)        286,192     40.2%

                                                  --------        -------       --------
                TOTAL CAPITAL             100.0%  $712,474        (1,344)       $711,130    100.0%


*  EXPLANATION ON EXHIBIT 1.4  PAGE 1 OF 1

                                      WESTERN MASSACHUSETTS ELECTRIC COMPANY             Exhibit 1.4
                                      EXPLANATION OF ADJUSTMENTS                         Page 1 of 1
                                      (THOUSANDS OF DOLLARS)


                                                                DEBIT          CREDIT

(a)   CASH                                                       $33,894
        UTILITY PLANT                                                 60
        OTHER INCOME, NET                                            175
        INTEREST EXPENSE, OTHER                                    2,105
               ACCOUNTS RECEIVABLE                                               $36,234

To record an intial sale of 9/30/96 accounts receivable and related upfront expenditures. The organization costs associated with the creation of NewCo will be capitalized and roll up into Utility Plant. Of the fees listed on Exhibit H.1 it is estimated that approximately a third of the legal and NUSCO fees are related to the creation of NewCo. The remainder of the upfront costs will be expensed. The cost associated with the initial transaction is based on the LIBOR as of 11/14/96 [5.38%] + an estimated spread of .43%.

(b)   DEPRECIATION                                                    12
               ACCUMULATED PROVISION                                                  12

To record one year's amortization of upfront costs.

(c)   OPERATION EXPENSE, OTHER                                        10
               CASH                                                                   10

To record independent directors expense.

(d)   CASH                                                            90
               SERVICING FEE INCOME                                                   90

To record fees related to servicing the accounts receivable.

(e)   ACCRUED TAXES                                                  868
               FEDERAL AND STATE INCOME TAX EXPENSE                                  868

To record the reduction in Federal and State income taxes due to the higher interest and fee expenses:
                               $2,212    x     39.23%   =     868

NOTE: The above represents the consolidated impact of the sale of undivided ownership interests in WMECO's accounts receivables. Some of the remaining receivables are allocated to the purchaser on an interim basis, to protect
against bad debt and other potential losses.   As collections reduce previously
sold undivided interests, new receivables will will be sold. The following elements of the Parent/Sub transactions are eliminated on consolidation of WMECO and NewCo's accounts.

- The loss booked by WMECO on the sale of accounts recievable to NewCo is offset by Unrecognized revenue earned by NewCo as collections are realized
- Due to/from Parent/Sub Accounts
- Investment in/equity of NewCo
- Any remaining interest in NewCo can be dividended back up to Parent